EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT
                                 (NORMAN RABEN)


         EMPLOYMENT AGREEMENT dated August 12, 2003, by and between WHITEWING ENVIORNMENTAL CORP. (the "Company") and NORMAN RABEN ( (the "Executive").


                                    RECITALS:

         In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.       Employment and Duties.
         ----------------------

                  The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as Executive Vice-President and Secretary of the Company. In such capacities, Executive shall report directly to the President of the Company and shall have such duties as are commensurate with the Executive's position, as well as other duties commensurate with such positions as may be assigned to the Executive from time to time by the Company's President and/or Board of Directors (the "Board"). In addition, Executive shall serve as a director and/or officer of any or all of the Company's subsidiaries as determined from time to time by the board.

2.       Term of Employment.
         -------------------

                  This Agreement shall commence and become effective as of the "Effective Date" and end on the second anniversary of the Effective Date (the "Employment Period"). The Employment Period shall automatically extend for one-year successive terms unless at least three (3) months prior to the expiration of the Employment Period (as the same may have been extended), either party delivers to the other written notice of election not to renew.

                  The Company is conducting a Private Placement Offering of up to 250,000 Units, each Unit consisting of 1 share of Series A Convertible Preferred Stock and 40 Class A Common Stock Purchase Warrants, at an offering price of $8.00 per unit. The "Effective Date" means the date on which the Company consummates the sale of its securities generating gross proceeds to the Company of at least $500,000. In the event that the Effective Date does not occur by December 31, 2003, this Agreement shall be null and void.

3.       Consideration and Benefits.
         ---------------------------

         3.1      Base Salary.

                  The Company shall pay the Executive a base salary, exclusive of any bonuses, of $145,000 per annum ("Base Salary"). The Base Salary shall be reviewed and increased upon the completion of any Acquisition (whether by asset purchase or purchase of a majority of stock interest) of any entity during the Employment Period. The amount of such increase shall be promptly determined by the Board of Directors and made retroactive to the closing date of the Acquisition. The Base Salary shall be payable at such intervals as salaries are paid by the Company to its other executive employees.

         3.2      Bonus.

                  The Executive shall receive an annual bonus ("Bonus") pursuant to a bonus system established for its Senior Management (as hereinafter defined) whereby, on December 31, 2003, and on each anniversary thereof (each, a "Bonus Year"), the Company shall set aside an amount equal to seven and one half (7.5%) percent of its earnings before interest, taxes, depreciation and amortization (the "Bonus Pool"). Bonuses payable from the Bonus Pool shall be paid not later


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than 30 days  following  the end of a Bonus  Year.  For the  Bonus  Year  ending
December  31,  2003,  the  Company's  Senior  Management  shall  consist  of its
President/CEO and its two Executive Vice Presidents, who shall each share equally in the Bonus Pool. Commencing with the Bonus Year ending December 31, 2004, and thereafter, the Board of Directors may, in its discretion, add to the persons constituting Senior Management and reallocate the Bonus Pool among such Senior Management, as redefined. In the absence of any contrary action taken by the Board of Directors during a Bonus Year, the computation and distribution of
Bonuses  to  Senior   Management   shall  be  that  of  the  prior  Bonus  Year.
Additionally, the Board reserves the right to award Bonuses to the Executive in excess of that prescribed above, in recognition of his individual contributions, as and when it deems appropriate.

         3.3      Benefit Plans.

                  During the Employment Period, Executive shall be entitled to participate in all plans adopted for the general benefit of the Company's executive employees, such as pension plans, medical plans, investment plans and group or other insurance plans and benefits (including disability and life insurance plans) to the extent that the Executive is and remains eligible to participate therein and subject to the eligibility provisions of such plans in effect from time to time.

         3.4      Expenses.

                  The  Executive   shall  be  reimbursed   for  his   reasonable
out-of-pocket expenses incurred in the performance of his duties upon submission of appropriate evidence thereof in conformity with normal Company policy.

         3.5      Stock Option.

         The Executive shall be granted an option to purchase an aggregate of 500,000 common shares of the Company in accordance with the terms of the 2003 Stock Ownership Incentive Plan of Whitewing Environmental Corp. incorporated by this reference, pursuant to the terms of an Option Grant which shall provide for the exercise of said options (i) two-third upon the Effective Date of this Employment Agreement, and (iii) one-third on the first anniversary thereof, each at the exercise price of $0.08 per share.

         3.7      Life Insurance.

                  The Company shall provide the Executive with $1,000,000 in life insurance coverage, subject to his insurability at reasonable and customary premium rates.

4.       Vacation.

                  For each year during the Employment Period, the Executive shall be entitled to four weeks paid vacation to be taken at such times, and in such increments, as Executive shall determine in his sole discretion.

5.       Automobile.

                  The Executive shall be entitled to an automobile allowance or the use of a Company-owned or Company-leased automobile according to policies of the Company in place from time to time for its senior executive officers. In the absence of such policies, the automobile allowance shall be $750.00 per month.

6.       Termination.

         6.1      Death.

                  This Agreement shall automatically terminate upon the death of the Executive, whereupon the Company shall be obligated to the Executive's estate for any unpaid Base Salary through the date of death, and the Bonus, if any pro-rated to date of death. Amounts payable under this Section 6.1 shall be payable at the times and intervals set forth in Sections 3.1 and 3.2 hereof, as applicable.


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         6.2      Disability.

                  The Company shall have right to terminate this Agreement during the continuance of any disability of the Executive, as hereinafter defined, upon thirty (30) days prior notice to the Executive during the continuation of the Disability. For purposes of this Section 6.2, Disability shall mean the inability by Executive to perform a substantial portion of Executive's duties hereunder by reason of physical or mental incapacity or disability for a total of one hundred eighty (180) days or more in any consecutive period of three hundred and sixty-five (365) days, as determined by the Board in its good faith judgment. In the event of a termination by reason of the Executive's Disability, the Company shall be obligated to pay the Executive any unpaid Base Salary through the date of termination, and Bonus, if any, pro-rated to the date of termination. Amounts payable under this Section 6.2 shall be payable at the times and intervals set forth in Sections 3.1 and 3.2 hereof, as applicable.

         6.3      Termination for Cause.

                  The Company may terminate this Agreement for cause. "Cause" shall mean the Executive's (i) conviction of a felony or willful gross misconduct that, in either case, results in material and demonstrable damage to the business or reputation of the Company; or (ii) willful and continued failure to perform his duties under the Agreement (other than such failure resulting from the Executive's incapacity due to physical or mental illness or after the issuance of a notice of termination by the Executive for Good Reason) within ten business days after the Company delivers to him a written demand for performance that specifically identifies the actions to be performed. Upon such termination, the Company shall only be obligated to pay the Executive his Base Salary pro-rated to the date of termination and any then accrued benefits.

         6.4      Termination for Other Reason.

                  If the Executive's employment is terminated other than by reason of (i) death, (ii) Disability, (iii) for Cause or (iv) the Executive's voluntary termination of employment, then (x) the Company shall be obligated to pay the Executive any unpaid Base Salary through the date of termination, and Bonus, if any, pro-rated to the date of termination, (y) the Company shall pay the Executive severance pay equal to the Base Salary (less any applicable withholding taxes) payable hereunder, at times and intervals set forth in Sections 3.1 hereof, for the remainder of the term of this Agreement (the "Severance Term"), and (z) notwithstanding anything contained in the Option Agreement or the Company's option plans to the contrary, all options previously awarded to the Executive shall immediately vest. The Company's obligation to make payments hereunder to the Executive shall immediately cease upon the Executive's subsequent death or disability or in the event the Executive shall fail to honor the Executive's obligations under Section 7 hereof.

         6.5      Termination by the Executive.

                  The Executive may terminate this Agreement for Good Reason. The "Good Reason" shall mean the occurrence of any of the following without the written consent of the Executive of his approval: (i) the assignment to the Executive of duties inconsistent with the Agreement or a change in his title or authority; (ii) any change in reporting responsibility so that the Executive reports to any person other than the Board of Directors, President, or CEO;
(iii) the requirement of the Executive to relocate to a location outside the New York Metropolitan area; or (iv) any material breach of the Agreement by the Company. Upon such termination, the company shall be obligated to pay the Executive as if the Agreement was Terminated for Other Reason as defined in paragraph 6.4 above.

7.       Restrictions.

         7.1      Confidentiality.

                  (a) The Executive recognizes that the Executive's position with the Company is one of trust and confidence. The Executive acknowledges that, during the course of the Executive's employment with the Company, the Executive will necessarily become acquainted with confidential information relating to the suppliers of the Company, and trade secrets, such as processes, methods of operation and other information which the Company regards as


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

confidential and in the nature of trade secrets (collectively "Confidential Information"); provided, however, Confidential Information shall not include information which (i) is already in the possession of the Executive prior to the date of this Agreement; (ii) is or becomes generally available to the public other than as a result of disclosure by the Executive; (iii) becomes available to the Executive on a non-confidential basis from a source other than the Company, or (iv) which is generally known within the industry or otherwise obtainable through other sources. The Executive acknowledges and agrees that the Confidential Information is valuable to the Company and that the Company could suffer damage if any of the Confidential Information were improperly disclosed.

                  (a) The Executive covenants and agrees that the Executive will not, at any time during or for a period of twelve (12) months after the termination of the Executive's relationship with the Company, reveal, divulge, or make known to any person, firm or corporation, any Confidential Information made known to the Executive or of which the Executive has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by the efforts of the Executive, except and to the extent that such disclosure is necessary to carry out the Executive's duties for the Company. The Executive further covenants and agrees that the Executive shall retain all Confidential Information in trust for the sole benefit of the Company, and will not divulge or deliver or show any Confidential Information to any unauthorized person including, without limitation, any other employer of the Executive, and the Executive will not make use thereof in an independent business related to the business of the Company.

                  (b) The Executive agrees that, upon termination of the Executive's employment for any reason whatsoever, or for no reason, and at any time, the Executive shall return to the Company all papers, documents and other property of the Company which relate to Confidential Information, and the Executive will not retain copies of any such papers, documents or other property for any purpose whatsoever.

         7.2      Non-Competition.

                  The Executive agrees that during the Employment Period, and for a period of twelve (12) months thereafter (or, if Executive's employment is terminated pursuant to Section 6.4 hereof, during the Severance Term), and whether or not the Executive shall be entitled to the payment of any post-termination severance benefits described in Section 6.4 hereof, the Executive shall not, except as permitted under Section 7.3 hereof, (i) engage, directly or indirectly, in the State of New Jersey, alone or as a shareholder, partner, officer, director, employee or consultant of any other business organization, in the business of the recycling of oil filters, oil and/or antifreeze (collectively, the `Business"), (ii) divert to any organization in the Business any customer of the Company or any of its subsidiaries or business units, or (iii) hire, solicit or encourage any officer, employee or consultant of the Company or any of its subsidiaries to leave its employ for employment by or with any organization in the Business. Nothing provided in this Section 7.2 shall prevent the Executive from purchasing or otherwise beneficially owning, without restriction on amount, any securities issued by the Company. If at any time the provisions of this Section 7.2 shall be determined to be invalid or unenforceable, by reason of unreasonableness as to area, duration or scope of activity, this Section 7.2 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 7.2 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

         7.3      Exclusivity.

                  During the Employment Period, the Executive shall devote substantially his full time to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Board in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interest of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may (i) participate in the activities of professional trade organizations related to the business of the Company and its subsidiaries, (ii) engage in personal investing activities of unrelated businesses and (iii) with the written consent of the Board, which shall not be withheld unreasonably, own up to five (5%) percent of the outstanding capital stock or profits interest of any competing Business,


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provided  that the  activities  set forth in these  clauses (i), (ii) and (iii), either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Executive hereunder.

         7.4      Due Performance By Company.

                  All terms and provisions of this Section 7 are subject to the Company's due performance of all obligations on its part to be performed.

8.       Enforcement.
         ------------

                  The Executive acknowledges that the Company will suffer substantial and irreparable damages not readily ascertainable or compensable in terms of money in the event of the breach of any of the Executive's obligations under Section 7 hereof. The Executive therefore agrees that the Company, in addition to any other remedies (including damages) provided by law, shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction thereof upon due notice to the Executive. The rights and remedies set forth in this Section 8 shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

9.       Miscellaneous Provisions.
         -------------------------

         9.1      Entire Agreement; Prior Agreement Terminated.

                  This Agreement set forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, and understandings between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, if the transaction set forth in paragraph 2 is not consummated, than this agreement shall not take effect and all prior agreements, arrangements and understandings between the parties remain in full force and effect.

         9.2      Modification.

                  This Agreement may not be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may not be waived, except by a written instrument executed by both of the parties or in the case of a waiver, by the party waiving compliance.

         9.3      Successors.

                  (a) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets ("Change of Ownership"). The Company shall require any successor, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

                  (a) Executive's Successors. This Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         9.4      Waiver.

                  The failure of either party at any time or times to require performance of any provision hereof in no manner shall affect the right at a later time to enforce the same. No waiver by either party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or a waiver of any other term or covenant contained in this Agreement.


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         9.5      Notices.

         All notices, demands, consents or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) upon the earlier of receipt or one business day after being sent by reputable overnight courier to the parties at the addresses set forth above or to such other address either party shall hereafter specify by notice to the other party. Irrespective of the foregoing, notice of change of address shall be effective only upon receipt.

         9.6      Governing Law.

                  This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey applicable to contracts made and to be performed wholly within such state.

         9.7      Disputes.

                  All disputes between the parties arising from or in connection with this Agreement or the Executive's employment hereunder, including those relating to the existence and validity of this Agreement, shall be submitted to full and binding arbitration in New York, New York, before a panel of three arbitrators and administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The cost of any such arbitration shall be paid as determined by the arbitrators. The arbitrators shall have the power to award legal fees and expenses to the prevailing party. The parties knowingly and voluntarily agree to enter into this arbitration clause and waive any rights that might otherwise exist to request a jury trial or other court proceeding.

         9.8      Assignability.

                  This Agreement and the Executive's rights and obligations hereunder, may not be assigned by the Executive. Subject to Executive's documentary approval rights as provided in Section 9.3, the Company may assign its rights, together with its obligations hereunder, only to a successor by merger or by the purchase of all or substantially all of the assets and business of the Company and such rights and obligations shall inure to, and be binding upon, any such successor.

         9.9      Binding Effect.

                  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, heirs, permitted successors and permitted assigns.

         9.10     Headings and Word Meanings.

                  Headings and titles in this Agreement are for convenience of reference only and shall not control the construction or interpretation of any provision hereof. The words "herein," "hereof," "hereunder," and words of similar import, when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural unless the context otherwise requires.

         9.11     Severability.

                  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.



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



9.13     Indemnity

                  The Company hereby agrees to indemnify Executive and hold Executive harmless from and Against all claims and damages (including reasonable attorney's fees) arising out of or relating to any personal guarantees given by Executive to secure obligations of the Company. Company's obligations under this section shall survive the termination of this Agreement and the termination of Executive's employment with the Company. The Company further agrees that, if Executive is terminated without cause during the term of this Agreement, Company will exercise best efforts to relieve Executive from his guaranteed obligations and, failing such efforts, to attempt to refinance the indemnified obligation if it is commercially reasonable to do so.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



THE EXECUTIVE:                               THE COMPANY:
--------------                               ------------

                                             WHITEWING ENVIORNMENTAL CORP.


/s/ Norman Raben                             /s/ Andrew Latham
----------------                             -----------------
NORMAN RABEN                                 Andrew Latham, President









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